[PROXY CARD]
                WARBURG, PINCUS GLOBAL HEALTH SCIENCES FUND, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

I hereby appoint Hal Liebes and Gregory Bressler, each with the power of substitution, as proxies for the undersigned to vote the shares of Warburg, Pincus Health Sciences Fund, Inc. (the "Fund") as to which I am entitled to vote, as shown on the reverse side, at a Special Meeting of the Shareholders of the Fund (the "Meeting") to be held on Friday, July 14, 2000, at 3:00 p.m., Eastern Time, at the offices of the Fund, 466 Lexington Avenue, New York, New York 10017, and any adjournments thereof, as follows:

I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Joint Proxy Statement dated May ___, 2000. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND PROPOSAL 2.

This instruction may be revoked at any time prior to its exercise at the Meeting by execution of a subsequent proxy card, by written notice to the Secretary of the Fund or by voting in person at the Meeting.

                  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature should be exactly as the name or names appear on this proxy card.
the individual signing the proxy card is a fiduciary (e.g., attorney, executor, trustee, guardian, etc.), the individual's signature must be followed by his full title.

HAS YOUR ADDRESS CHANGED?           DO YOU HAVE ANY COMMENTS?

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                                 [REVERSE SIDE]

  [X]    PLEASE MARK VOTES
         AS IN THIS EXAMPLE

                                    .

      VOTE THIS CARD TODAY!         THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY
      BY MAIL, BY PHONE AT          RECOMMENDS A VOTE FOR PROPOSAL 1 AND PROPOSAL 2.
         1-800-207-3155,                              ---
      BY FAX AT 212-269-2796
  OR ON-LINE AT www.warburg.com

This proxy, if properly executed,                                                         For    Against   Abstain
         will be voted in           1)    To approve the Sub-Investment
   this manner directed by the            Advisory Agreement among the Fund,              [ ]      [ ]       [ ]
     undersigned shareholder.             Credit Suisse Asset Management, LLC
  IF NO DIRECTION IS MADE, THIS           and Credit Suisse Asset Management
            PROXY WILL                    Limited.
    BE VOTED "FOR" APPROVAL OF
    PROPOSAL 1 AND PROPOSAL 2.
                                    2)    To approve a proposal to change
                                          the Fund's sub-classification under             [ ]      [ ]       [ ]
                                          the Investment Company Act of 1940, as
                                          amended (the "1940 Act") from a
                                          diversified to a non-diversified
                                          investment company and to eliminate
                                          the Fund's fundamental investment
                                          restriction relating to being a
                                          diversified investment company


RECORD DATE SHARES:
                                    3)    To transact such other business as may
                                          properly come before the Meeting or
                                          any adjournment thereof.

Please be sure to sign and date              Mark box at right if comments or address change
this Proxy.                         Date     have been noted on the reverse side.                    [ ]

Shareholder sign here              Co-owner sign here:


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DETACH CARD

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